 As filed with the Securities and Exchange Commission on October 10, 2000

                                                Registration No. 333-47334
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                --------------

                        WAVESPLITTER TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            California                           3674                          94-3237126
    (prior to reincorporation)       (Primary Standard Industrial           (I.R.S. Employer
                                      Classification Code Number)        Identification Number)
             Delaware
     (after reincorporation)
 (State or Other Jurisdiction of
  Incorporation or Organization)

                              46430 Fremont Blvd.
                               Fremont, CA 94538
                                (510) 580-8888
  (Address, Including Zip Code, and Telephone Number Including Area Code, of
                   Registrant's Principal Executive Offices)

                                --------------

                            William H. Diamond, Jr.
                     President and Chief Executive Officer
                        WaveSplitter Technologies, Inc.
                              46430 Fremont Blvd.
                               Fremont, CA 94538
                                (510) 580-8888
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                --------------

                                  Copies to:

              Gregory C. Smith, Esq.                    Kevin P. Kennedy, Esq.
             Celeste E. Greene, Esq.                  Simpson Thacher & Bartlett
     Skadden, Arps, Slate, Meagher & Flom LLP       3373 Hillview Avenue, Suite 250
         525 University Avenue, Suite 220             Palo Alto, California 94304
           Palo Alto, California 94301                      (650) 251-5000
                  (650) 470-4500

                                --------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                --------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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


                             EXPLANATORY NOTE

  The purpose of this Amendment No. 1 is solely to file Exhibit 10.10 to the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

  The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by WaveSplitter. All amounts are estimates, other than the registration fee, the NASD fee, and the New York Stock Exchange listing fee.

   SEC Registration fee................................................ $30,360
   NASD Filing fee.....................................................  12,000
   Nasdaq National Market listing fee..................................       *
   Accounting fees and expenses........................................       *
   Legal fees and expenses.............................................       *
   Director and officer insurance expenses.............................       *
   Printing and engraving expenses.....................................       *
   Transfer agent fees and expenses....................................       *
   Blue sky fees and expenses..........................................       *
   Miscellaneous fees and expenses.....................................       *
     Total............................................................. $     *

--------
* To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

  Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

  Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of WaveSplitter) by reason of the fact that the person is or was a director, officer, agent or employee of WaveSplitter or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of WaveSplitter, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of WaveSplitter as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to WaveSplitter, unless the court believes that in light of all the circumstances indemnification should apply.

  Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

  Our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to WaveSplitter or its stockholders;

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  . under the section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

  . for any transaction from which the director derived an improper personal benefit.

  These provisions are permitted under Delaware law.

  Our Amended and Restated Bylaws provide that:

  . we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

  . we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors; and

  . we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law.

  The indemnification provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

  We intend to enter into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our bylaws. These agreements, among other things, will provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of the person's services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 15. Recent Sales of Unregistered Securities.

  Since inception, we have issued unregistered securities to a limited number of persons as described below. The share numbers and per share prices below reflect the four-for-one stock split of the outstanding common stock effected in June 2000.

  (a) Prior to December 20, 1996, Registrant issued and sold an aggregate of 5,656,000 shares of capital stock to 3 investors for $0.06 per share, or an aggregate of $353,500. All 5,656,000 shares were converted into an aggregate of 5,656,000 shares of Series A preferred stock, effective March 15, 1997 at which time Registrant repurchased 1,408,000 of such shares from one investor leaving an aggregate of 4,248,000 shares outstanding. Upon the closing of this offering, each share of Series A preferred stock will automatically convert into one share of common stock. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder on the basis that the transaction did not involve a public offering.

  (b) Effective March 15, 1997, we issued and sold an aggregate of 3,000,000 shares of common stock to 3 founders at a purchase price of $0.003 per share for an aggregate of $7,500. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder on the basis that the transaction did not involve a public offering.

  (c) On April 16, 1997, we issued and sold an aggregate of 2,000,000 shares of Series B preferred stock to 6 investors for $0.15 per share, or an aggregate of $300,000. On April 18, 1997, we issued and sold an aggregate of 5,200,000 shares of Series B preferred stock to 11 investors for $0.25 per share, or an aggregate of $1,300,000. From October 20, 1997 through October 28, 1997, we issued and sold and aggregate of 3,200,000 shares of Series B preferred stock to 19 investors for $0.31 per share for an aggregate of $1,000,000. Upon the closing of this offering, each share of Series B preferred stock will automatically convert into one share of common stock. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to
Section 4(2) thereof and Regulation D promulgated thereunder on the basis that the transactions did not involve a public offering.

  (d) On December 24, 1997, we issued a warrant to GBC Venture Capital, Inc. to purchase 80,000 shares of Series B preferred stock at an exercise price of $0.31 per share. Upon the closing of this offering this warrant will be exercisable for the number of shares of our common stock into which the Series B preferred stock will be convertible. The issuance of this warrant was exempt from registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

  (e) On June 29, 1998, we issued and sold an aggregate of 11,743,120 shares of Series C preferred stock to a total of 3 investors for $0.68 per share, or an aggregate of $8,000,000.50. Upon the closing of this offering, each share of Series C preferred stock will automatically convert into one share of common stock. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder on the basis that the transactions did not involve a public offering.

  (f) On January 28, 1999, we issued a warrant to Comdisco to purchase 220,180 shares of Series C preferred stock at an exercise price of $0.68 per share. Upon the closing of this offering this warrant will be exercisable for the number of shares of our common stock into which the Series C preferred stock will be convertible. The issuance of this warrant was exempt from registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

  (g) On April 6, 1999 we issued warrants to purchase an aggregate of 460,000 shares of Series D preferred stock at an exercise price of $1.00 per share to 3 existing stockholders in connection with bridge loans to us of an aggregate of $2,000,000. Upon the closing of this offering these warrants may terminate at our discretion, provided 20-day advance written notice has been given to the warrantholders. The issuance of these warrants was exempt from registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

  (h) Between July 13, 1999 and September 8, 1999, we issued and sold an aggregate of 20,877,000 shares of Series D preferred stock to 23 investors for $1.00 per share, for an aggregate of $20,877,000, which amount included the conversion of $2,000,000 of bridge loans plus interest thereon at a rate of 6% from April 6, 1999. Upon the closing of this offering, each share of Series D preferred will automatically convert into one share of common stock. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

  (i) On October 28, 1999, we issued a warrant to GBC Venture Capital, Inc. to purchase 160,000 shares of Series D preferred stock for $1.00 per share. Upon the closing of this offering this warrant will be exercisable for the number of shares of our common stock into which the Series D preferred stock will have converted. The issuance of this warrant was exempt from registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

  (j) On March 23, 2000, we issued and sold an aggregate of 3,012,720 shares of Series E preferred stock to 1 investor for $3.32 per share, or an aggregate of $9,999,970.86. Upon the closing of this offering, each share of Series D preferred stock will automatically convert into one share of common stock. The foregoing purchase and sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

  (k) On June 30, 2000, we issued a warrant to Fremont Ventures LLC to purchase 20,000 shares of Series F preferred stock for $8.54 per share. Upon the closing of this offering, this warrant will be exercisable for the number of shares of our common stock into which the Series F preferred stock will be convertible. The issuance of this warrant was exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

  (l) On September 21, we issued and sold an aggregate of 6,012,764 shares of Series F preferred stock to 48 investors for $8.54 per share, or an aggregate of $51,342,030. Upon the closing of this offering, each share of Series F preferred stock will automatically convert into one share of common stock. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

  (m) On September 1, 2000, we issued a warrant to Lucent Technologies GRL Corp. to purchase 500,000 shares of Series F preferred stock at an exercise price of $0.01 per share. Upon closing of this offering this warrant will be exercisable for the number of shares of our common stock into which the Series F preferred stock will be convertible. The issuance of this warrant was exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

  (n) As of September 30, 2000, an aggregate of 10,471,161 shares of common stock had been issued upon exercise of options under our 1997 Stock Plan at a weighted average exercise price of $3.59 per share. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to
Section 4(2) thereof or Rule 701 promulgated thereunder.

  The recipients in these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate legends were affixed to the share certificates and instruments issued in those transactions.

Item 16. Exhibits and Financial Statement Schedules.

  a. Exhibits

 Exhibit                               Description
 -------                               -----------
  1.1*    Form of Underwriting Agreement
  3.1**   Amended and Restated Articles of Incorporation of the Registrant
  3.2*    Amended and Restated Certificate of Incorporation of the Registrant
  3.3**   Bylaws of the Registrant
  3.4*    Amended and Restated Bylaws of the Registrant
  4.1*    Specimen common stock certificate
  4.2**   Form of Fifth Amended and Restated Rights Agreement, dated as of
          September 21, 2000, among the Registrant and certain holders of the
          Registrant's preferred stock
  4.3**   Warrant to Purchase Series B Preferred Stock, dated as of December
          24, 1997 issued to GBC Venture Capital, Inc.
  4.4**   Warrant to Purchase Series C Preferred Stock, dated as of January 28,
          1999, issued to Comdisco, Inc.
  4.5**   Warrant to Purchase Series D Preferred Stock, dated as of April 6,
          1999, issued to Mayfield IX
  4.6**   Warrant to Purchase Series D Preferred Stock, dated as of April 6,
          1999 issued to Mayfield Associates Fund IV
  4.7**   Warrant to Purchase Series D Preferred Stock, dated as of April 6,
          1999 issued to Lucent Venture Partners Inc.
  4.8**   Warrant to Purchase Series D Preferred Stock, dated as of October 28,
          1999, issued to GBC Venture Capital, Inc.
  4.9**   Warrant to Purchase Series F Preferred Stock, dated as of June 30,
          2000, issued to Fremont Ventures LLC
  4.10**  Warrant to Purchase Series F Preferred Stock, dated as of September
          21, 2000, issued to Lucent Technologies GRL Corp.
  5.1*    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
 10.1**   Form of Indemnification Agreement between the Registrant and each of its directors and officers
 10.2**   1997 Stock Plan, as amended, and form of stock option thereunder
 10.3**   Form of 2000 Stock Incentive Plan
 10.4**   Form of 2000 Employee Stock Purchase Plan
 10.5**   Letter Employment Agreement, dated as of June 16, 2000 between the
          Registrant and William H. Diamond, Jr.
 10.6**   Form of Letter Employment Agreement between the Registrant and its executive officers
 10.7**   Standard Industrial/Commercial Multi-Tenant Lease Modified Net, dated
          June 27, 2000, between Fremont Ventures LLC and WaveSplitter
          Technologies, Inc.
 10.8**   Commercial Lease Agreement, dated as of July 1, 2000, between Dream
          Maker Properties, LLC and the Registrant
 10.9**   Commercial Lease Agreement, dated as of August 27, 1998, between
          CarrAmerica Realty Corporation and the Registrant
 10.10+   Patent License Agreement, dated as of September 21, 2000, between
          Lucent Technologies GRL Corp. and the Registrant
 16.1**   Letter regarding change in independent auditors
 23.1     Consent of PricewaterhouseCoopers LLP
 23.2*    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
          Exhibit 5.1)
 24.1**   Power of Attorney

--------
* To be filed by amendment.

** Previously filed
+ We have sought confidential treatment from the Commission for selected portions of this exhibit. The omitted portions will be separately filed with the Commission.

   b. Schedules

   i) Schedule II--Valuation and Qualifying Accounts

   ii) Report of Independent Accountants on Financial Statement Schedule

Item 17. Undertakings.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing certificates in the denominations and registered in the names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the maser has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on October 10, 2000.

                                          WaveSplitter Technologies, Inc.

                                             /s/ William H. Diamond, Jr.
                                          By: _________________________________
                                                 William H. Diamond, Jr.
                                              President and Chief Executive
                                                         Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on October 10, 2000 by the following persons in the capacities indicated.

                   Name                              Title
                   ----                              -----

      /s/ William H. Diamond, Jr.          President, Chief
 ________________________________________   Executive Officer and
         William H. Diamond, Jr.            Director (Principal
                                            Executive Officer)

                    *                      Chief Financial Officer
 ________________________________________   (Principal Financial
             Bruce C. Pollock               Officer)

                    *                      Vice President,
 ________________________________________   Corporate Controller
            Barbara M. Hubbard              (Principal Accounting
                                            Officer)

                    *                      Chairman of the Board of
 ________________________________________   Directors
             Sheau Sheng Chen

                    *                      Director
 ________________________________________
                David Ladd

                    *                      Director
 ________________________________________
               Charles Lau

                    *                      Director
 ________________________________________
            Henry R. Nothhaft

         /s/ William H. Diamond, Jr.
 *By: ___________________________________
            William H. Diamond, Jr.
                Attorney-in-fact

                                  SCHEDULE II

                        WAVESPLITTER TECHNOLOGIES, INC.

                       Valuation and Qualifying Accounts
               For the years ended December 31, 1997, 1998, 1999
                     and the six months ended June 30, 2000
                                 (in thousands)

                                   Balance at                         Balance
                                   beginning  Charged to Credited to  at end
Description                        of period   expenses   expenses   of period
-----------                        ---------- ---------- ----------- ---------
Allowance for doubtful accounts
 receivable:
  Fiscal year ended December 31,
   1997...........................     --         --         --          --
  Fiscal year ended December 31,
   1998...........................     --         --         --          --
  Fiscal year ended December 31,
   1999...........................     --       $  10        --       $   10
  Six months ended June 30, 2000..   $  10         25        --           35

Deferred tax valuation allowance:
  Fiscal year ended December 31,
   1997...........................      57        598        --          655
  Fiscal year ended December 31,
   1998...........................     655      2,295        --        2,950
  Fiscal year ended December 31,
   1999...........................   2,950      5,399        --        8,349
  Six months ended June 30, 2000..   8,349      3,807        --       12,156

       REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors
WaveSplitter Technologies, Inc.

  Our audits of the financial statements referred to in our report dated September 15, 2000 appearing in this Registration Statement on Form S-1 also included an audit of the financial statement schedule listed in Item 16-b of such Registration Statement. In our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 15, 2000

                                 EXHIBIT INDEX

 Exhibit
 Number                             Description
 -------                            -----------
  1.1*   Form of Underwriting Agreement
  3.1**  Amended and Restated Articles of Incorporation of the Registrant
  3.2*   Amended and Restated Certificate of Incorporation of the
         Registrant
  3.3**  Bylaws of the Registrant
  3.4*   Amended and Restated Bylaws of the Registrant
  4.1*   Specimen common stock certificate
  4.2**  Form of Fifth Amended and Restated Rights Agreement, dated as of
         September 21, 2000, among the Registrant and certain holders of the Registrant's preferred stock
  4.3**  Warrant to Purchase Series B Preferred Stock, dated as of
         December 24, 1997, issued to GBC Venture Capital, Inc.
  4.4**  Warrant to Purchase Series C Preferred Stock, dated as of
         January 28, 1999, issued to Comdisco, Inc.
  4.5**  Warrant to Purchase Series D Preferred Stock, dated as of April
         6, 1999, issued to Mayfield IX
  4.6**  Warrant to Purchase Series D Preferred Stock, dated as of April
         6, 1999 issued to Mayfield Associates Fund IV
  4.7**  Warrant to Purchase Series D Preferred Stock, dated as of April
         6, 1999 issued to Lucent Venture Partners Inc.
  4.8**  Warrant to Purchase Series D Preferred Stock, dated as of
         October 28, 1999, issued to GBC Venture Capital, Inc.
  4.9**  Warrant to Purchase Series F Preferred Stock, dated as of June
         30, 2000, issued to Fremont Ventures LLC
  4.10** Warrant to Purchase Series F Preferred Stock, dated as of
         September 21, 2000, issued to Lucent Technologies GRL Corp.
  5.1*   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
 10.1**  Form of Indemnification Agreement between the Registrant and each of its directors and officers
 10.2**  1997 Stock Plan, as amended, and form of stock option thereunder
 10.3**  Form of 2000 Stock Incentive Plan
 10.4**  Form of 2000 Employee Stock Purchase Plan
 10.5**  Letter Employment Agreement, dated as of June 16, 2000 between the Registrant and William H. Diamond, Jr.
 10.6**  Form of Letter Employment Agreement between the Registrant and its executive officers
 10.7**  Standard Industrial/Commercial Multi-Tenant Lease Modified Net,
         dated June 27, 2000, between Fremont Ventures LLC and
         WaveSplitter Technologies, Inc.
 10.8**  Commercial Lease Agreement, dated as of July 1, 2000, between
         Dream Maker Properties, LLC and the Registrant
 10.9**  Commercial Lease Agreement, dated as of August 27, 1998, between
         CarrAmerica Realty Corporation and the Registrant
 10.10+  Patent License Agreement, dated as of September 21, 2000, between Lucent Technologies GRL Corp. and the Registrant
 16.1**  Letter regarding change in independent auditors
 23.1    Consent of PricewaterhouseCoopers LLP
 23.2*   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1)
 24.1**  Power of Attorney

--------
 *  To be filed by amendment.

 ** Previously filed.
 + We have sought confidential treatment from the Commission for selected portions of this exhibit. The omitted portions will be separately filed with the Commission.